FORTRESS INVESTMENT GROUP LLC

Contact:	FOR IMMEDIATE RELEASE
Lilly H. Donohue
212-798-6118

Fortress Reports Third Quarter 2007 Financial Results

New York, NY. November 13, 2007 – Fortress Investment Group LLC (NYSE: FIG) today reported its results for the third quarter 2007.

Third Quarter Highlights

•	Pre-tax distributable earnings of $111 million, up 66% from 3Q 2006
•	Management fee paying assets under management of $31.2 billion, up 62% from 3Q 2006
•	Segment revenues of $219 million, an increase of 80% from 3Q 2006
•	GAAP net income excluding principals’ agreement expense is $17 million. GAAP net loss is $38 million
•	Declared third quarter dividend of $0.225 per share (or $0.90 per share on an annualized basis)
•	Closed firm’s commitment to private equity investment in Florida East Coast Industries
•	A hybrid hedge fund, Fortress Partners Fund, received Moody’s operations rating of OQ1 (Operations Quality Excellent)

Nine Months Ended September 30, 2007 Highlights

•	Pre-tax distributable earnings increased 83% over the first nine months of 2006 – private equity increased 131%, the hedge funds increased 22% and the castles increased 178%
•	Segment revenues of $885 million, an increase of 85% from the first nine months of 2006

For the three months ended September 30, 2007, our GAAP net loss was $38 million or $0.52 per diluted Class A share. The third quarter GAAP net loss includes a $54 million non-cash charge (allocable to public shareholders) for amortization associated with the principals’ agreement. The Company will record this charge in its GAAP income statement for the next four and a half years, but this charge will never impact cash earnings. Pre-tax distributable earnings for the quarter were $111 million, or $0.26 per dividend paying share, a 66% increase over our pre-tax distributable earnings for the third quarter 2006 of $67 million.

For the nine months ended September 30, 2007, pre-tax distributable earnings were $474 million, or $1.12 per dividend paying share, an 83% increase over our pre-tax distributable earnings for the first nine months of 2006 of $259 million.

For reconciliations between pre-tax distributable earnings and our GAAP net income (loss), and between GAAP net income excluding principals’ agreement expense to GAAP net income (loss) see “Reconciliation of Pre-tax Distributable Earnings to GAAP Net Income (Loss)” and “Reconciliation of GAAP Net Loss to GAAP Net Income (Loss) Excluding Principals’ Agreement Expense” in this release. Distributable earnings and distributable earnings per dividend paying share are supplemental measures of our operating performance that we believe provide a meaningful basis for comparison between present and future periods1. We intend to target dividends that reflect a payout ratio over time of approximately 75% of distributable earnings after tax related payments and reserves.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter, but are reflective of our anticipated performance over time.

The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP income statement and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For the reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

______________
[1]

Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), the first nine months of 2006 and the third quarter of 2006, may not be meaningful because of the impact of the reorganization transactions on our financial statements.

Supplemental Data for Three Months2,3:

Three Months Ended September 30, 2007			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Total AUM - Ending Balance	$39,868	$20,860	$7,538	$8,330	$3,140
Management Fee Paying AUM
Management Fee Paying AUM - July 1, 2007	$28,569	$10,993	$7,416	$6,987	$3,173
New capital raised, increase in invested capital	2,879	1,991	459	429	—
Realizations (PE) / Redemptions (Hedge Funds)	(40)	—	(40)	—	—
+/- Net Asset Value & Foreign Exchange rate change	(223)	(70)	(283)	24	106
Management Fee Paying AUM - Ending Balance	$31,185	$12,914	$7,552	$7,440	$3,279
Segment Revenues
Management fee	$125	$35	$45	$33	$12
Incentive income	94	84	—	10	—
Total	219	119	45	43	12
Segment Expenses
Profit sharing compensation expenses	(37)	(28)	(2)	(6)	(1)
Operating expenses	(64)	(9)	(19)	(30)	(6)
Total	(101)	(37)	(21)	(36)	(7)
	118	82	24	7	5
Investment Income[2]	(1)	1	(4)	3	(1)
Unallocated Investment Income	4
Unallocated Expenses	(10)
Pre-tax Distributable Earnings	$111	$83	$20	$10	$4
Weighted Average Dividend Paying Shares and Units Outstanding[3]	431

Three Months Ended September 30, 2006			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles
Total AUM - Ending Balance	$29,943	$17,580	$4,557	$4,823	$2,983
Management Fee Paying AUM
Management Fee Paying AUM - July 1, 2006	$16,971	$6,654	$4,337	$4,030	$1,950
New capital raised, increase in invested capital	2,218	1,416	384	418	—
Realizations (PE) / Redemptions (Hedge Funds)	(167)	—	(165)	(2)	—
+/- Net Asset Value & Foreign Exchange rate change	280	—	45	262	(27)
Management Fee Paying AUM - Ending Balance	$19,302	$8,070	$4,601	$4,708	$1,923
Segment Revenues
Management fee	$75	$22	$24	$21	$8
Incentive income	47	—	9	33	5
Total	122	22	33	54	13
Segment Expenses
Profit sharing compensation expenses	(34)	(2)	(12)	(19)	(1)
Operating expenses	(38)	(4)	(13)	(13)	(8)
Total	(72)	(6)	(25)	(32)	(9)
	50	16	8	22	4
Investment Income[2]	33	1	23	6	3
Unallocated Investment Income	—
Unallocated Expenses	(16)
Pre-tax Distributable Earnings	$67	$17	$31	$28	$7
Weighted Average Dividend Paying Units Outstanding[3]	367

Supplemental Data for Nine Months2,3:

Nine Months Ended September 30, 2007			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles

Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2007	$20,853	$7,539	$5,022	$5,450	$2,842
New capital raised, increase in invested capital	10,211	6,242	2,235	1,533	201
Realizations (PE) / Redemptions (Hedge Funds)	(862)	(691)	(118)	(53)	—
+/- Net Asset Value & Foreign Exchange rate change	983	(176)	413	510	236
Management Fee Paying AUM - Ending Balance	$31,185	$12,914	$7,552	$7,440	$3,279
Segment Revenues
Management fee	$341	$98	$114	$94	$35
Incentive income	544	274	158	94	18
Total	885	372	272	188	53
Segment Expenses
Profit sharing compensation expenses	(242)	(101)	(89)	(44)	(8)
Operating expenses	(185)	(22)	(54)	(88)	(21)
Total	(427)	(123)	(143)	(132)	(29)
	458	249	129	56	24
Investment Income[2]	40	10	3	26	1
Unallocated Investment Income	12
Unallocated Expenses	(36)
Pre-tax Distributable Earnings	$474	$259	$132	$82	$25
Weighted Average Dividend Paying Shares and Units Outstanding[3]	422

Nine Months Ended September 30, 2006			Hedge Funds
(in millions)	Total	Private Equity	Liquid	Hybrid	Castles

Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2006	$11,176	$3,635	$3,180	$3,095	$1,266
New capital raised, increase in invested capital	8,373	4,834	1,698	1,158	683
Realizations (PE) / Redemptions (Hedge Funds)	(1,196)	(399)	(713)	(84)	—
+/- Net Asset Value & Foreign Exchange rate change	949	—	436	539	(26)
Management Fee Paying AUM - Ending Balance	$19,302	$8,070	$4,601	$4,708	$1,923
Segment Revenues
Management fee	$204	$60	$64	$57	$23
Incentive income	274	96	80	87	11
Total	478	156	144	144	34
Segment Expenses
Profit sharing compensation expenses	(143)	(38)	(54)	(45)	(6)
Operating expenses	(108)	(9)	(32)	(46)	(21)
Total	(251)	(47)	(86)	(91)	(27)
	227	109	58	53	7
Investment Income[2]	69	3	51	13	2
Unallocated Investment Income	1
Unallocated Expenses	(38)
Pre-tax Distributable Earnings	$259	$112	$109	$66	$9
Weighted Average Dividend Paying Units Outstanding[3]	367
______________
[2]

Investment income includes earnings (loss) on deferred fee arrangements of $0.0 and $29.0 million for the quarters ended September 30, 2007 and 2006, respectively, and earnings of $1.9 million and $59.1 million for the nine months ended September 30, 2007 and 2006, respectively.  These deferred fee arrangements have now been terminated.

[3]	As defined in Note 8 to our consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

Overview

We manage private equity funds, hedge funds and publicly traded alternative investment vehicles (which we refer to as our “Castles”). As of September 30, 2007, Fortress reported total assets under management of $39.9 billion and management fee paying assets under management of $31.2 billion. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income, which is based on our principal investments.

In the third quarter of 2007, we generated total segment revenues of $219 million, which included management fees of $125 million and incentive income of $94 million. In addition, we earned segment investment income of $3 million in the quarter. After segment expenses, Fortress generated pre-tax distributable earnings of $111 million for the quarter ended September 30, 2007.

For the quarter ended September 30, 2007, the private equity segment accounted for approximately 54% of total segment revenues; the hedge fund segments accounted for approximately 40% of total segment revenues; and the Castles segment accounted for approximately 6% of total segment revenues.

For the quarter ended September 30, 2007, the private equity, hedge fund and Castles businesses accounted for approximately 71%, 26%, and 3%, respectively, of total pre-tax distributable earnings before unallocated items.

Private Equity Funds

For the quarter ended September 30, 2007, the Company’s private equity business generated $83 million of pre-tax distributable earnings as compared to $17 million for the quarter ended September 30, 2006.

During the quarter ended September 30, 2007, we received an incentive income distribution of $57 million, net of employee allocations, from our private equity funds, as we closed the sale of the Crown Castle shares.

Management fee paying assets under management as of September 30, 2007 increased 60% to $12.9 billion from $8.1 billion for the quarter ended September 30, 2006.

A key measure of our ability to continue to generate incentive income is our unrealized gains in our private equity funds. The private equity unrealized gains can be split into (i) public company investments and (ii) investments in non-public transactions.

Unrealized gains in our funds’ public company holdings totaled $3.0 billion at September 30, 2007. At September 30, 2007, our funds’ private equity capital invested in non-public transactions totaled $9.4 billion and our private equity funds’ commitments were approximately $2.7 billion.

Fortress private equity closed third party commitments in its latest private equity investment funds, Fortress Investment Fund V and Fortress Coinvestment Fund V, for a total of $5.0 billion in capital.

Liquid Hedge Funds

For the quarter ended September 30, 2007, the Company’s liquid hedge fund business generated $20 million of pre-tax distributable earnings as compared to $7 million (which excludes $24 million of earnings on previously deferred fees) for the quarter ended September 30, 2006.

Management fee paying assets under management increased 64% to $7.6 billion at September 30, 2007 from $4.6 billion at September 30, 2006.

The liquid hedge funds’ gross return was -1.74%4 for the three months ended September 30, 2007 and 12.03% for the nine months ended September 30, 2007. For the first ten months of 2007 our liquid hedge funds’ gross return was 16.19%.

Hybrid Hedge Funds

For the quarter ended September 30, 2007, the Company’s hybrid hedge fund business generated $10 million of pre-tax distributable earnings as compared to $28 million for the quarter ended September 30, 2006.

Management fee paying assets under management increased 58% to $7.4 billion at September 30, 2007 from $4.7 billion at September 30, 2006.

The hybrid hedge funds’ gross return was 1.31%4 for the three months ended September 30, 2007 and 12.25% for the nine months ended September 30, 2007. For the first ten months of 2007 our hybrid hedge funds’ gross return was 14.70%.

Fortress’s entitlement to incentive income in hybrid hedge funds is calculated based on a full year’s performance. As a result, corresponding quarterly accruals are subject to reversal.

Fortress Partners Fund received Moody’s operations rating of OQ1 (Operations Quality Excellent).

Castles

For the quarter ended September 30, 2007, the Company’s Castles generated $4 million of pre-tax distributable earnings as compared to $7 million for the quarter ended September 30, 2006.

Management fee paying assets under management increased 71% to $3.3 billion from $1.9 billion at September 30, 2006.

The Castles produced a quarterly return, based on their incentive income metric, of 5.76% for the three months ended September 30, 2007 and 10.78% for the nine months ended September 30, 2007.

Principal Investments

The Company funded $226 million of its $275 million commitment to a co-investment fund in connection with the acquisition by various Fortress-managed funds of Florida East Coast Industries, Inc., a Florida-based railroad and commercial real estate company.

______________
[4]	The gross returns reflect quarterly returns for a “new issue eligible” investor investing in the funds at their inception (before management fees and incentive fees).

For the three months ended September 30, 2007, we had no new principal commitments to our managed funds.

Our principal investments generated a loss of $1 million for the three months ended September 30, 2007 and generated income of $40 million for the nine months ended September 30, 2007.

Segment Expenses

Segment expenses were $101 million in the third quarter of 2007, up $29 million from the third quarter of 2006. Segment expenses for the third quarter of 2007 included $37 million of profit sharing compensation, which is a function of the performance of various funds. Fortress’s headcount increased by approximately 44% since the third quarter of 2006. At September 30, 2007, the firm and its affiliates employed approximately 770 people around the world.

The Company had $264 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals’ forfeiture agreement and the issuance of restricted stock units to Fortress employees in the IPO) for the quarter ended September 30, 2007, which contributed to our reporting a net loss per Class A share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

Dividend

The Company declared a third quarter cash dividend of $0.225 per Class A share for the quarter. The dividend was paid on October 12, 2007 to holders of record of Fortress’s common stock on September 28, 2007. This dividend represented an annualized dividend of $0.90 per share, a 32% increase from our pre-IPO annualized dividend of $0.68 per share.

Fortress intends to target dividends that reflect a payout ratio over time of approximately 75% of Fortress’s distributable earnings, after tax-related payments and reserves. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter, but are reflective of our anticipated performance over time.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Distributable earnings
•	Segment revenue
•	GAAP net income excluding principals’ agreement expense

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call today, Tuesday, November 13, 2007 at 12:00 Noon eastern time. A copy of the earnings release will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (877) 717-3044 (from within the U.S.) or (706) 679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Investment Group Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Wednesday, November 21, 2007 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “2324-1920.”

Fortress is a leading global alternative asset manager with approximately $39.9 billion in assets under management as of September 30, 2007. Fortress manages private equity funds, hedge funds and publicly traded alternative investment vehicles. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Interests in the new fund referred to in this press release will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Management fees from affiliates	$124,991	$32,339	$286,956	$106,883
Incentive income from affiliates	106,690	18,620	283,879	94,391
Other revenues	15,601	18,244	51,866	53,743
Interest and dividend income - investment company holdings
Interest income	—	219,336	243,713	596,149
Interest income from controlled affiliate investments	—	17,072	4,707	45,418
Dividend income	—	7,435	7,436	11,747
Dividend income from controlled affiliate investments	—	22,122	53,174	125,137
	247,282	335,168	931,731	1,033,468
Expenses
Interest expense
Investment company holdings	—	145,152	132,620	390,842
Other	7,285	17,011	26,016	36,206
Compensation and benefits	101,703	85,833	507,003	269,278
Principals agreement compensation	232,048	—	612,981	—
General, administrative and other	17,412	21,385	80,320	71,670
Depreciation and amortization	2,230	1,716	6,423	4,902
	360,678	271,097	1,365,363	772,898
Other Income
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	—	(200,640)	86,264	(127,792)
Net realized gains from controlled affiliate investments	—	59,888	715,024	582,348
Net unrealized gains (losses)	—	271,390	(19,928)	48,227
Net unrealized gains (losses) from controlled affiliate investments	—	1,133,791	(1,428,837)	2,178,971
Other investments
Net realized gains (losses)	777	(4,117)	831	(4,231)
Net realized gains (losses) from affiliate investments	(2,475)	804	143,017	804
Net unrealized gains (losses)	(1,921)	6,970	(2,597)	4,029
Net unrealized gains (losses) from affiliate investments	(54,579)	36,242	(221,745)	94,271
Earnings (losses) from equity method investees	(30,716)	992	(23,289)	3,412
	(88,914)	1,305,320	(751,260)	2,780,039
Income (Loss) Before Deferred Incentive Income,
Principals’ and Others’ Interests in Income of
Consolidated Subsidiaries and Income Taxes	(202,310)	1,369,391	(1,184,892)	3,040,609
Deferred incentive income	—	(214,248)	307,034	(475,655)
Principals’ and others’ interests in loss (income) of consolidated subsidiaries	152,534	(1,088,810)	854,550	(2,403,346)
Income (Loss) Before Income Taxes	(49,776)	66,333	(23,308)	161,608
Income tax benefit (expense)	12,219	(1,628)	(7,237)	(8,898)
Net Income (Loss)	$(37,557)	$64,705	$(30,545)	$152,710
Dividends declared per Class A share	$0.2250		$0.6174
Earnings Per Unit - Fortress Operating Group			January 1 through January 16
Net income per Fortress Operating Group unit		$0.18	$0.36	$0.42
Weighted average number of Fortress Operating Group units outstanding		367,143,000	367,143,000	367,143,000
Earnings Per Class A share - Fortress Investment Group			January 17 through September 30
Net income (loss) per Class A share, basic	$(0.41)		$(1.83)
Net income (loss) per Class A share, diluted	$(0.52)		$(1.83)
Weighted average number of Class A shares outstanding, basic	94,894,636		91,255,519
Weighted average number of Class A shares outstanding, diluted	406,966,186		91,255,519

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Balance Sheets

(dollars in thousands, except share data)

	September 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$169,492	$61,120
Cash held at consolidated subsidiaries and restricted cash	—	564,085
Due from affiliates	39,872	635,748
Receivables from brokers and counterparties	—	109,463
Investment company holdings, at fair value
Loans and securities	—	6,874,748
Investments in affiliates	—	14,985,578
Derivatives	—	84,270
Other investments
Loans and securities	11,327	317
Equity method investees	990,441	37,250
Options in affiliates	48,351	139,266
Deferred tax asset	489,801	2,808
Other assets	58,298	187,920
	$1,807,582	$23,682,573
Liabilities and Shareholders’ Equity
Liabilities
Due to affiliates	$409,652	$15,112
Due to brokers and counterparties	—	187,495
Accrued compensation and benefits	192,589	159,931
Dividends payable	21,285	—
Other liabilities	70,577	152,604
Deferred incentive income	177,450	1,648,782
Securities sold not yet purchased, at fair value	—	97,717
Derivative liabilities, at fair value	5,132	123,907
Investment company debt obligations payable	—	2,619,456
Other debt obligations payable	425,000	687,153
	1,301,685	5,692,157
Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	338,387	17,868,895
Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,597,646 shares issued and outstanding	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	332,992	—
Retained earnings (accumulated deficit)	(163,942)	—
Fortress Operating Group members’ equity	—	119,561
Accumulated other comprehensive income (loss)	(1,540)	1,960
	167,510	121,521
	$1,807,582	$23,682,573

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Pre-tax Distributable

Earnings to GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	September 30, 2007	September 30, 2006
Pre-tax Distributable Earnings	$111	$67
Private equity incentive income	23	3
Hybrid hedge fund incentive income	(9)	(32)
Castle options management fee	—	—
Distributions of earnings from equity method investees	(2)	(1)
Earnings (losses) from equity method investees	(31)	26
Unrealized gains/losses on options	(58)	13
Employee equity-based compensation	(32)	(8)
Principal compensation	(232)	—
Employee portion of incentive income	25	(1)
Principals' interest in loss of consolidated subsidiaries	155	—
Taxes	12	(2)
GAAP Net Income (Loss)[1]	$(38)	$65

	Nine Months Ended
	September 30, 2007	September 30, 2006
Pre-tax Distributable Earnings	$474	$259
Private equity incentive income	44	(88)
Hybrid hedge fund incentive income	(92)	(85)
Castle options management fee	2	19
Distributions of earnings from equity method investees	(14)	(6)
Earnings (losses) from equity method investees	(50)	36
Unrealized gains/losses on options	(83)	37
Employee equity-based compensation	(99)	(8)
Principal compensation	(613)	—
Employee portion of incentive income	5	(2)
Principals' interest in loss of consolidated subsidiaries	402	—
Taxes	(7)	(9)
GAAP Net Income (Loss)[1]	$(31)	$153

[1]

We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of ($163.9 million) for the period from January 17, 2007 through September 30, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended
	September 30, 2007	September 30, 2006
Segment Revenues	$219	$122
Adjust incentive income	14	(29)
Adjust income from the receipt of options	—	—
Other revenues	15	1
Consolidation and elimination	—	241
GAAP Revenues	$248	$335

	Nine Months Ended
	September 30, 2007	September 30, 2006
Segment Revenues	$885	$478
Adjust incentive income	(48)	(173)
Adjust income from the receipt of options	2	19
Other revenues	45	3
Consolidation and elimination	48	706
GAAP Revenues	$932	$1,033

‘‘Distributable earnings’’ is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Company units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;
•	in making operating decisions and assessing the performance of each of our core businesses;
•	for planning purposes, including the preparation of our annual operating budgets; and

as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of GAAP Net Loss to GAAP Net Income (Loss) Excluding

Principals’ Agreement Expense

(dollars in thousands)

Three months ended September 30, 2007
GAAP net income (loss)	$(37,557)
Principals’ agreement expense	232,048
Portion not allocable to public shareholders	(177,981)
GAAP net income excluding principals’ agreement expense	$16,510